Exhibit 99.1

AVI Contact:
AVI BioPharma, Inc.
Michael Hubbard (hubbard@avibio.com)
(503) 227-0554

Investor Contacts:
Lippert/Heilshorn & Associates Inc.
Bruce Voss (bvoss@lhai.com)
Jody Cain (jcain@lhai.com)
(310) 691-7100

Press Contact:
Waggener Edstrom Bioscience
Wendy Carhart (wendyc@wagged.com)
(503) 443-7000

For Immediate Release

Oct. 29, 2003

AVI BIOPHARMA, INC. ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

        PORTLAND, Oregon.—October 29, 2003—AVI BioPharma, Inc. (Nasdaq: AVII) today announced that it plans to sell 7,500,000 shares of its common stock pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. The company also intends to grant an option to the underwriters to purchase up to an additional 1,125,000 shares of common stock to cover over-allotments. All of the shares are being sold by AVI.

        Legg Mason Wood Walker, Incorporated will be the lead underwriter, and Jefferies & Company, Inc. and First Albany Corporation will be co-managers of the offering.

        The securities may not be sold nor may offers to buy be accepted prior to the time that the prospectus supplement is final. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

        Copies of the preliminary prospectus supplement may be obtained when available from Legg Mason Wood Walker, Incorporated at 100 Light Street, Baltimore, Maryland 21202.

About AVI BioPharma

        AVI BioPharma develops therapeutic products for the treatment of life-threatening diseases using two technology platforms: third-generation NeuGene® antisense drugs and cancer immunotherapy. AVI's lead NeuGene antisense compound is designed to target cell proliferation disorders, including cardiovascular restenosis, cancer and polycystic kidney disease. In addition to targeting specific genes in the body, AVI's antiviral program uses NeuGene antisense compounds to target single-stranded RNA viruses, including West Nile virus, SARS coronavirus, calicivirus and hepatitis C. AVI's second technology, AVICINE®, is a therapeutic cancer vaccine with late-stage trials planned for the treatment of pancreatic cancer. More information about AVI is available on the company's Web site at http://www.avibio.com/.

        This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," "intends" and similar expressions are intended to identify forward-looking statements. AVI BioPharma does not undertake any obligation to update forward-looking statements.